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Baxter International Inc. and Subsidiaries


         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                       (unaudited - in millions, except ratios)

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
Years ended December 31,                                                          2000     1999     1998    1997     1996
                                                                                  (B)                (B)     (B)
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Income from continuing operations
         before income taxes and cumulative
         effect of accounting change                                            $  946   $1,052    $ 493   $ 570   $  693
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Fixed charges
         Interest costs                                                            135      123      152     166       98
         Estimated interest in rentals (A)                                          33       30       26      26       24
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Fixed charges as defined                                                           168      153      178     192      122
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Adjustments to income
         Interest costs capitalized                                                (14)     (10)      (4)     (6)      (2)
         Losses of less than majority owned
              affiliates, net of dividends                                          (2)      (2)      --      --        8
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         Income as adjusted                                                     $1,098   $1,193    $ 667   $ 756   $  821
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Ratio of earnings to fixed charges                                                6.54     7.80     3.75    3.94     6.73
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Nine months ended September 30,                                                                                      2001

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Income from continuing operations before
         income taxes and cumulative effect
         of accounting change                                                                                      $  997
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Fixed charges
         Interest costs                                                                                                98
         Estimated interest in rentals (A)                                                                             25
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Fixed charges as defined                                                                                              123
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Adjustments to income
         Interest costs capitalized                                                                                   (15)
         Losses of less than majority-owned
              affiliates, net of dividends                                                                             (1)
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         Income as adjusted                                                                                        $1,104
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Ratio of earnings to fixed charges                                                                                   8.98
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(A)      Represents the estimated interest portion of rents.

(B) Excluding the following significant unusual charges, the ratio of earnings to fixed charges was 8.24, 6.08, and 5.08 in 2000, 1998, and 1997, respectively.

         2000:    $286 million charge for in-process research and development and acquisition-related costs.
         1998:    $116 million in-process research and development charge, $178 million net litigation charge, $122 million exit and
                  reorganization costs charge.
         1997:    $220 million in-process research and development charge.